SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 20, 2003

HUNTINGTON BANCSHARES INCORPORATED
(Exact Name of Registrant as specified in its charter)

Maryland	0-2525	31-0724920

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Huntington Center
41 South High Street
Columbus, Ohio 43287
(614) 480-8300
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Item 5. Other Events.

     On May 20, 2003, Huntington Bancshares Incorporated (“Huntington”) issued a news release announcing the filing of Huntington’s amended 2002 annual report on Form 10-K/A and its Form 10-Q for the first quarter ended March 31, 2003. The information contained in the news release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference. Huntington reclassified $2.3 billion of auto leases as of December 31, 2002 from direct finance leases to operating leases, which is reflected in the amended 2002 annual report on Form 10-K/A and the 2003 first quarter Form 10-Q. Huntington has also updated the slides used during its 2003 first quarter conference call on April 16, 2003, to reflect this restatement. These slides, dated May 20, 2003 have been attached as Exhibit 99.2 to this report, and are incorporated herein by reference.

     The information contained or incorporated by reference in this Current Report on Form 8-K contains forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading “Business Risks” included in Item 1 of Huntington’s Annual Report on Form 10-K/A for the year ended December 31, 2002, and other factors described from time to time in Huntington’s other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this Current Report on Form 8-K are based on information available at the time of the Report. Huntington assumes no obligation to update any forward-looking statement.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

     Exhibit 99.1 — News release of Huntington Bancshares Incorporated, dated May 20, 2003.

     Exhibit 99.2 — Updated slides, dated May 20, 2003.

Item 9. Regulation FD Disclosure.

     The information included or incorporated by reference under Item 5 of this report is intended to be included under “Item 12. Disclosure of Results of Operations and Financial Condition” and is included under this Item 9 in accordance with SEC Release No. 33-8216.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date: May 22, 2003 By:	/s/ Michael J. McMennamin Michael J. McMennamin, Vice Chairman, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No	Description

Exhibit 99.1	News release of Huntington Bancshares Incorporated, dated May 20, 2003.

Exhibit 99.2	Updated slides dated May 20, 2003.